UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported)
December 14, 2009

The Children’s Internet, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-29611	20-1290331
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification No
Incorporation)

2377 Gold Meadow Way, Suite 100
Gold River, CA 95670
(Address of principal executive offices)

Registrant’s telephone number, including area code
(916) 631-1988

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
ð	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
ð	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
ð	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (CFR 240.14d-2(b))
ð	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into Material Definitive Agreement

On December 14, 2009 (the “Signing Date”), The Children’s Internet, Inc.(“CITC”)
entered into a Stock Purchase Agreement (the “Agreement”) with The Children’s Internet
Holding Company, LLC., a Delaware limited liability company (“TCI Holding”) and Intelligent
Choices of America, Inc., a Nevada corporation (“ICA”). Under the Agreement, TCI Holding and
ICA will purchase 10,000,000 shares of newly issued common stock for $500,000 (the
“Transaction”). The $500,000 will be used by CITC as working capital.

The Closing of the Transaction pursuant to the terms of the Agreement is scheduled for on, or before, March 26, 2010. At the Closing, TCI Holding and ICA will deliver the purchase price of
$500,000 to CITC and CITC will deliver the 10,000,000 shares of newly issued common stock to
TCI Holding and ICA.

Item 9.01	Financial Statements and Exhibits

(c)           Exhibits.

Exhibit No.                      Description

1.1	Stock Purchase Agreement

       SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:           December 14, 2009

THE CHILDREN’S INTERNET, INC.

By: /s/ Richard J. Lewis III
________________________________
Richard J. Lewis III
Chief Executive Officer
Chairman of the Board